SWK Holdings Corporation Marks 10th Anniversary, Celebrating Growth and Progress

Since 2012, SWK Holdings has completed financings with 46 life sciences companies, deploying $650 million of capital

Second Quarter 2022 Financial Results to be Announced in August

DALLAS, July 13, 2022 -- SWK Holdings Corporation (Nasdaq: SWKH), a life science-focused specialty finance company catering to small-and mid-sized commercial-stage companies, announced today the celebration of the 10th anniversary under its current business strategy. Since the commencement of this strategy in 2012, SWK has deployed $650 million in capital to support growth opportunities for small and mid-sized life sciences companies through the creation of unique financing structures. These deals include structured debt, traditional royalty monetization, synthetic royalty transactions, and asset purchases, and typically range in size from $5.0 million to $25.0 million, a market segment often ignored by other structured finance companies.

“This is a time of celebration for SWK as we mark our 10th year as a partner-of-choice for small-to-mid-sized life sciences companies seeking non-dilutive financing to fuel the development and commercialization of life-saving and life-enhancing technologies,” said Winston Black, Chairman and CEO of SWK Holdings. “I am proud of the results the SWK team has delivered. We started off in May of 2012 with a public shell that had no operating business and $38 million of assets as of March 31, 2012. Since then, we have grown our vision into a premier life science specialty finance platform with $286 million of assets as of March 31, 2022. SWK has provided consistent returns on our investments and to our shareholders with our book value per share increasing at a 10% compound annual growth rate from the fourth quarter of 2012 to $21.10 through the first quarter of 2022. This performance is a testament to both our focus on a market segment that is often overlooked by larger specialty financing companies and our ability to identify opportunities to which our investment vehicles are well-suited and where positive returns are likeliest to be achieved.”

Mr. Black continued, “As we reflect on our successes during our first 10 years, we believe our near-term and longer-range growth prospects are robust. Leveraging support and insights from our new Board of Directors, in May of this year, SWK filed a $200 million mixed securities shelf registration statement as part of our strategy to expand our capital base and re-instituted a stock repurchase program. Recently, SWK was added to the Russell 2000, 3000 and Microcap Indexes, which should serve to attract additional investor attention and maintain the positive momentum that we’ve witnessed in SWK’s stock since our uplist to Nasdaq in 2020. Additionally, our work with Enteris BioPharma, which SWK acquired in 2019, continues to advance as the company partners with pharmaceutical companies to develop orally delivered peptides and small molecules, advance its product pipeline, and maximize its state-of-the-art manufacturing facility, which was significantly expanded in 2021.”

Mr. Black concluded, “As we look ahead, SWK is focused on the pursuit of compelling opportunities with an eye towards selectively funding high quality assets positioned to weather the current capital market drought. Since our launch of the current business strategy, we have experienced a variety of market conditions, including the unprecedented turbulence caused by COVID-19. Through it all, SWK has been able to produce consistent returns because we remain steadfast to our business strategy and our focus on providing creative, non-dilutive financing to small and mid-sized life sciences companies.”

About SWK Holdings Corporation

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK's business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. SWK also owns Enteris BioPharma, whose Peptelligence® and ProPerma™ drug delivery technologies create oral formulations of peptide-based and BCS class II, III, and IV small molecules. With Enteris, SWK has the opportunity to grow its finance business by actively building a wholly-owned portfolio of milestones and royalties through licensing activities. Additional information on the life science finance market is available on the Company's website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as "believes," "expects," "anticipates," "intends," "exploring," "estimates," "plan," "will," "may," "look forward," "intend," "guidance," "future" or similar expressions are forward-looking statements. Because these statements reflect SWK's current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" and elsewhere in SWK's Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect the Company's future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company's actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

For more information, please contact:

Tiberend Strategic Advisors, Inc.

Jason Rando/Bill Borden (Media)

jrando@tiberend.com, bborden@tiberend.com

Daniel Kontoh-Boateng (Investors)

dboateng@tiberend.com

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